Exhibit 99.1

INVESTOR RELATIONS CONTACT:

Julie Pierce

Director of SEC Reporting, StarTek, Inc.

303-262-4587

julie.pierce@startek.com

Chad A. Carlson Named President and CEO of StarTek, Inc.

DENVER, CO — June 23, 2011 - StarTek, Inc. (NYSE:SRT) today announced that current Executive Vice President and Chief Operating Officer, Chad A. Carlson will succeed A. Laurence Jones as President and Chief Executive Officer, effective immediately.

“Personally, and on behalf of the Board of Directors, I want to thank Larry for his service to StarTek over the past four years. We wish him all the best in his future endeavors,” said Ed Zschau, StarTek’s Chairman. “We feel that now is the right time to make a leadership change, and we are pleased to announce Chad Carlson as StarTek’s new President and CEO. Chad has demonstrated his ability to lead StarTek’s operations through a very difficult period during the past year, and we believe he is ideally suited to lead the Company to a return to profitability as it completes its turnaround.”

Chad has over fifteen years of experience in the contact center industry, serving in a variety of operational leadership roles.  Prior to joining StarTek, Chad most recently served as Executive Vice President of Global Operations at a global business process outsourcing (BPO) company.  In that role Chad led operations in over 30 countries with 150 locations and more than 60,000 employees, overseeing over $1 billion in annual revenue.

“I am very excited about the opportunity to lead StarTek,” said Mr. Carlson. “In the past couple of years we have made good progress enabling our service platform and aggressively expanding our international footprint.  At the same time, we have standardized processes across the enterprise to drive consistency, and are experiencing increased sales momentum.  I look forward to seeing these initiatives through to completion and am confident that StarTek will emerge as a strong, dependable BPO provider that creates meaningful value for its clients and shareholders.”

About StarTek

StarTek, Inc. (NYSE: SRT) is a leading customer experience expert in the business process outsourcing industry.  Our clients rely on us to ensure a great customer experience resulting in improved customer satisfaction and retention and an increase in revenue and cost efficiencies for our clients.  StarTek has the platforms and the expertise to compete with the largest companies but we remain small enough to focus on partnering with our clients to develop creative solutions that fit their unique needs.  StarTek’s comprehensive suite of solutions includes sales, order management and provisioning, customer care, technical support, receivables management, and retention programs. Our company also offers clients a variety of multi-channel customer interaction capabilities including voice, chat, email, IVR and back-office support. Headquartered in Denver, Colorado, StarTek has delivery centers onshore in North

America, near shore in Costa Rica, offshore in the Philippines and virtually through its StarTek@Home workforce. For more information, visit www.StarTek.com or call +1 303.262.4500.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions.   As described below, such statements are subject to a number of risks and uncertainties that could cause StarTek’s actual results to differ materially from those expressed or implied by any such forward-looking statements. These factors include, but are not limited to, risks relating to our reliance on two significant customers, consolidation by our clients, the concentration of our business in the telecommunications industry, pricing pressure, maximization of capacity utilization, lack of success of our clients products and services, consolidation of vendors by our clients, interruptions to the Company’s business due to geopolitical conditions and/or natural disasters, foreign currency exchange risk, lack of minimum purchase requirements in our contracts, ability to hire and retain qualified employees, the timely development of new products or services, failure to implement new technological advancements, increases in labor costs, lack of wide geographic diversity, continuing unfavorable economic conditions, our ability to effectively manage growth, increases in the cost of telephone and data services, unauthorized disclosure of confidential client or client customer information, risks inherent in the operation of business outside of North America, ability of our largest stockholder to affect decisions, stock price volatility, variation in quarterly operating results, inability to renew or replace sources of capital funding and, should we make acquisitions, the effective and timely integration of such acquisitions.  Readers are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2010 with the Securities and Exchange Commission, for further information on risks and uncertainties that could affect StarTek’s businesses, financial condition and results of operation.